Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of July     , 2006 by and between Millennium India Acquisition Company Inc. (the “Company”) and The Bank of New York (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-133189 (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) is acting as the representative of the underwriters in the IPO; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Certificate of Incorporation, $66,320,000 of the gross proceeds of the IPO ($76,035,500 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $.0001 per share, issued in the IPO as hereinafter provided (the amount to be delivered to the Trustee will be referred to herein as the “Property”; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

IT IS AGREED:

1.	Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940;

(d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Notify the Company and Ladenburg of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents available to the Trustee as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Ladenburg to do so;

(h) Render to the Company and to Ladenburg, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account promptly after receipt of and only in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B (subject in the case of Exhibit B, to the provisions below), signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received within 18 months from the date of the Company’s IPO (or the date that is the six month anniversary of such date, in the event that a letter of intent, agreement in principle or definitive agreement has been executed prior to such date in connection with a Business Combination (as defined in the Termination Letter attached hereto as Exhibit A) that has not been consummated prior to 24 months from the date of the Company’s IPO), the Trust Account shall be liquidated as part of the Company’s plan of dissolution and liquidation approved by the Company’s stockholders in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the stockholders of record on the record date and provided in a certificate from the Company to the Trustee; provided, further, that the record date shall be within ten (10) days of the 18 month date from the date of the Company’s IPO (or the date that is the six month anniversary of such date, in the event that a letter of intent, agreement in principle or definitive agreement has been executed prior to such date in connection with a Business Combination that has not been consummated prior to 24 months from the date of the Company’s IPO), or as soon thereafter as is practicable; and

(j) Upon one or more written requests from the Company, which may be given not more than once in any calendar month period, the Trustee shall distribute to the Company interest earned on the Trust Account, net of taxes, if any, up to a maximum of $1,975,000. The distributions requested by the Company may be for any amount, provided that (i) in the aggregate, all distributions under this Section 1(j) may not exceed $1,975,000 and (ii) such distributions may only be made if and to the extent that interest has been earned on the amount initially deposited into the Trust Account. No other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) and this Section 1(j) hereof.

2.	Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer or Chairman of the Board. In addition, except with respect to its duties under paragraph 1(i) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Company shall obtain the consent of the Trustee with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may not agree to settle any Indemnified Claim without the prior written consent of the Trustee unless such settlement includes a full release with respect to such Indemnified Claim. The Trustee may participate in such action with its own counsel, at its own expense. This provision shall survive the termination of this Agreement;

(c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee, except for the reimbursement to the Trustee of its reasonable expenses incurred hereunder, and except as may be provided in paragraph 2(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);

(d) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement for a Business Combination that is executed on or prior to 18 months from the date of the Company’s IPO; and

(e) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination.

3.	A. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in paragraph 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with paragraph 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account) to any governmental entity or taxing authority.

B. Additional Rights of Trustee.

(a) The Trustee shall not be liable for any error of judgment made in good faith by it, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(b) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document.

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(f) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

4.	Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee’s resignation shall be effective and the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 2(b).

5.	Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided. For the avoidance of doubt, any such instructions may be by facsimile.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Ladenburg. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

The Bank of New York

Asset-Backed Securities

101 Barclay Street, Floor 8 West

New York, NY 10286

Attn: Antonio Vayas

if to the Company, to:

Millennium India Acquisition Company Inc.

330 East 38th Street, Suite 46C

New York, New York 10016

Attn:	F. Jacob Cherian
President and Chief Executive Officer

and

Sonnenschein Nath & Rosenthal LLP

1221 Avenue of the Americas

New York, New York 10020

Attn: Ira I. Roxland, Esq.

Fax No.: (212) 768-6800

in either case with a copy to:

Ladenburg Thalmann & Co. Inc.

153 East 53rd Street

New York, New York 10022

Attn: Peter H. Blum

Fax No.: (212) 409-2169

and

Greenberg Traurig, LLP

MetLife Building

200 Park Avenue

New York, New York 10166

Attn: Alan I. Annex, Esq.

Fax No.: (212) 801-6400

(f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Ladenburg.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

The Bank of New York, as Trustee

By:
Name:
Title:

MILLENNIUM INDIA ACQUISITION COMPANY INC.

By:
	Name:	F. Jacob Cherian
	Title:	President and Chief Executive Officer

EXHIBIT A

[Letterhead of Company]

[Insert date]

The Bank of New York

Asset-Backed Securities

101 Barclay Street, Floor 8 West

New York, NY 10286

Attn: Antonio Vayas

Re:    Trust Account No. [                        ] Termination Letter

Ladies and Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Millennium India Acquisition Company Inc. (“Company”) and The Bank of New York (“Trustee”), dated as of                         , 2006 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                          (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

In accordance with subparagraph (A) of Article Fifth of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 20% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights. Pursuant to Section 2(e) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of                         , which verifies the vote of the Company’s stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the

Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours, MILLENNIUM INDIA ACQUISITION COMPANY INC.

By:
F. Jacob Cherian President and Chief Executive Officer

By:
Suhel Kanuga Executive Vice President, Chief Financial Officer, Treasurer and Secretary

cc:	Ladenburg Thalmann & Co. Inc.

EXHIBIT B

[Letterhead of Company]

[Insert date]

Re:    Trust Account No. [                        ] Termination Letter

Ladies and Gentlemen:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Millennium India Acquisition Company Inc. (“Company”) and The Bank of New York (“Trustee”), dated as of                         , 2006 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO.

In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and distribution. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the stockholders of record entitled to receive their per share portion of the Trust Account. The record date shall be within ten (10) days of the liquidation date, or as soon thereafter as is practicable. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

Very truly yours, MILLENNIUM INDIA ACQUISITION COMPANY INC.

By:
F. Jacob Cherian President and Chief Executive Officer

By:
Suhel Kanuga Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Millennium India Acquisition Company Inc. 330 East 38th Street, Suite 46C New York, New York 10016 Attn: F. Jacob Cherian, President and CEO

Trustee:

The Bank of New York Asset-Backed Securities 101 Barclay Street, Floor 8 West New York, NY 10286 Attn : Antonio Vayas